SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2002

EN POINTE TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

DELAWARE	000-28052	75-2467002
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

100 N. SEPULVEDA BLVD., 19TH FLOOR EL SEGUNDO, CALIFORNIA 90245

(Address of principal executive offices)

(310) 725-5200

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On October 11, 2002, En Pointe Technologies completed the purchase of certain assets of Tabin Corporation, a Chicago-based regional value added reseller.  Assets purchased consisted of $220,000 for inventory and fixed assets and $700,000 for intangible assets, primarily customer relationships.  Up to an additional $300,000 may be paid if certain operating targets are achieved in the four-month period ending February 28, 2003.  The shareholders of Tabin Corporation may also receive additional earn-out payments based upon achieving certain profitability targets over the two-year period beginning November 1, 2002.  The purchase price of $920,000 was paid in cash.  Along with the acquisition of these assets, En Pointe hired approximately 40 former Tabin sales, service and operations personnel.

The public announcement is attached as Exhibit 99.1 to this document and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

(c)  Exhibits.

     The following Exhibit is filed as part of this Report.

(99.1) Press release relating to acquisition of Tabin Corporation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EN POINTE TECHNOLOGIES, INC.

Date: October 17, 2002	By:	/s/ KEVIN D. AYERS
Kevin D. Ayers, CFO